Exhibit 23.4

ENGINEER’S CONSENT

We consent to incorporation by reference in the Registration Statement on Form S-3 (SEC File No. 333-_______) filed on September 29, 2010 of Magnum Hunter Resources Corporation of the reference to our report for Magnum Hunter Resources Corporation, which appears in the annual report on Form 10-K of Magnum Hunter Resources Corporation for the year ended December 31, 2009.

/s/ W. Todd Brooker

W. Todd Brooker, P.E.
Vice President
Cawley Gillespie & Associates, Inc
Texas Registered Engineering Firm F-693.